Exhibit 10.1

Translation from French-for Information Only

AMENDMENT n° 1

to the Agreement for Assignment of Receivables N°

Among:      ESSEX NEXANS EUROPE, a French simplified stock company (“société par action simplifiée”), the share capital of which is EUR 40 930 000, registered with the Registry of Commerce and Companies (“Registre du Commerce et des Sociétés”- RCS) of Compiègne B 440 088 110, the registered office of which is located in Compiègne (60 200), Rue Jean Monnet – L’Européen, Parc tertiaire de la Croix, and hereinafter called the “Company”

Together with

ESSEX NEXANS, a French simplified stock company (“société par action simplifiée”), the share capital of which is EUR 14,000,000, registered with the Registry of Commerce and Companies (“Registre du Commerce et des Sociétés”- RCS) of Compiègne B 444 684 549, the registered office of which is located in Compiègne (60 200), Rue Jean Monnet – L’Européen, Parc tertiaire de la Croix, and hereinafter called “Participant A”

ESSEX NEXANS L+K GmbH, a German company the share capital of which is EUR 25,000, the registered office of which is located at Engterstrasse 34, 49565 Bramsche – Germany, registered with Section B of the Commercial Registry of Osnabrück under n° 21732, and hereinafter called “Participant B”

ESSEX NEXANS UK, the head office of which is located at Ellis Ashton Park, Liverpool, L36 6BW - England, registration n° 03512877,

and hereinafter called “Participant C”,

And:           Compagnie Générale d’Affacturage, a French corporation (SA – “société anonyme”), the share capital of which is EUR 14,400,000, registered with the Registry of Commerce and Companies (“Registre du Commerce et des Sociétés”- RCS) of Bobigny B 702 016 312, the registered office of which is located in Saint Denis (93200), 3 rue Francis de Pressensé, hereinafter called “CGA”,

RECITALS:

The parties hereby agree to the inclusion within the scope of the Agreement for Assignment of Receivables of Participant D, INVEX SpA, the share capital of which is EUR 9 010 000, Intracommunity VAT n° IT 019 8183 006 8, the registered office of which is located at Quattordio AL – Via Circonvallazione n° 2

The Company and Participants A, B, C, and D shall be hereafter together called the Participants, or, separately, a Participant, as the case may be;

NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

ARTICLE 1:  FINANCING OF THE RECEIVABLES

Article 7, paragraph 1, of the Agreement for Assignment of Receivables is hereby amended as follows:

7.1 Maximum Authorized Amount of Outstanding Loan

CGA shall finance the receivables up to a limit of a single aggregate maximum authorized outstanding amount of:

•      EUR 90,000,000 (ninety million Euros).

Such aggregate maximum outstanding amount shall be a revolving amount.  It shall be divided among the Participants as follows:

- Participant A	€50 million
- Participant B	€5 million
- Participant C	€5 million
- Participant D	€30 million

This distribution of the maximum outstanding amount may be changed at any time by the Company with immediate effect, by written request, within the aggregate amount of EUR 90,000,000.

ARTICLE 2:  FIRST DELIVERY BY PARTICIPANTS B, C, and D

Article 9 of the Agreement for Assignment of Receivables is hereby amended as follows:

CGA shall accept, at the request of Participants B, C, and D, the transfer and assignment by substitution/subrogation of all of the outstanding receivables in respect of the obligors that fall within the scope of this Agreement.  If the receivables are not free and clear of rights on the date on which this Agreement is signed, however, such transfer and assignment shall be made only on the following terms and conditions:

•      prior to delivery of such receivables, the Participant shall provide to CGA a letter agreeing to obtain a full and complete release (“letter d’engagement de mainlevée”) from the banks in respect receivables involved,

•      on the date on which the current account is credited with the receivables, the Participant shall repay the banks the amount of the amount disbursed and made available, by bank transfer from its CGA current account and shall deliver to CGA the full and complete release of the assignments from its banks in no more than 24 hours.

ARTICLE 3:  LOAN RETENTION

Article 10 of the Agreement for Assignment of Receivables is hereby amended as follows:

An amount equal to 15% of the outstanding receivables financed hereunder shall be retained.

This retained amount shall correspond to an unavailable portion which shall constitute a surety to secure performance of all the obligations in respect of principal, commissions, costs and ancillary expenses (credit notes, disputes, etc.) of the Participants in respect of CGA under this Agreement.

The percentage amount retained may be reviewed after completion of an audit of INVEX SpA to be made within three months following actual implementation of this Amendment.

Exercise of CGA’s rights:  CGA shall have the right to terminate financing of relevant unpaid receivables 60 days after their maturity date thereof.

Such retained amount may be increased by 5 points in case of breach of any of the following covenants, if not remedied by the Company or relevant Participant within three business days.

•   In respect of Participant A or the Company:

-   Privileges sociaux et fiscaux (tax and health insurance/social security related benefits) should be less than 5% of known sales (1)

The retention ratio shall be returned to 15% if the breach is remedied by the Company or by Participant A within 3 business days.

1 chiffre d’affaires (sales):  line FL of tax return

ARTICLE 4:  AUTHORITY TO MANAGE AND COLLECT RECEIVABLES

Article 11, paragraph 5, of the Agreement for Assignment of Receivables is hereby amended as follows:

In case of a material breach by a Participant of its obligations under this Agreement, and if such Participant fails to remedy such breach within 3 business days after written notice thereof by CGA to such Participant (with a copy to the Company), CGA may cancel the agency authority and proceed directly with the collection and receipt of the assigned receivables covered thereby.  Such Participant, in such case, shall provide any and all useful assistance to CGA.

CGA shall attempt to give such Participant a period of ten business days in France, Germany, United Kingdom, and Italy to allow it to explain such change to the obligors, or, upon request, take back all of the receivables theretofore assigned, on the condition that CGA have been paid the amount of such receivables.

If the agency is terminated in a manner requiring notice to the obligors, CGA shall invoice the handling expenses as follows:

•              EUR 5 (excluding taxes) per obligor and EUR 6 (excluding taxes) per invoice* for transactions in France,

•              EUR 16 (excluding taxes) per obligor and EUR 8 (excluding taxes) per invoice* for transactions in Germany,

•              GBP 10 (excluding taxes) per obligor and GBP 5 (excluding taxes) per invoice* for transactions in the United Kingdom,

•              EUR 16 (excluding taxes) per obligor and EUR 8 (excluding taxes) per invoice* for transaction in Italy.

The notice shall be made by CGA in accordance with legal rules applicable in the countries of each obligor.  Such terms and conditions shall be indicated in a separate letter.  CGA shall recover the postal costs related to the notice from the Participant.

* borne by CGA as at the date of cancellation of the agency.

ARTICLE 5:  COMPENSATION OF CGA

Article 12, paragraph 1, of the Agreement for Assignment of Receivables is hereby amended as follows:

CGA shall receive, monthly, a service commission (excluding tax) of EUR 12 000.  Such amount shall be due and payable at the beginning of each month.

ARTICLE 6 - DISCLOSURE

Article 13 of the Agreement for Assignment of Receivables is hereby amended as follows:

The Participants agree to deliver to CGA, as soon as available and, in any event, no later than 6 months from the closing date of the applicable fiscal year:  a balance sheet, income statement and the notes thereto, certified true and correct and certified, as the case may be, by the Statutory Auditors thereof.

They shall immediately inform CGA of any changes in respect of powers and authority under their Articles of Association, to any delegation of authority granted, or to any Standard Terms and Conditions of Sale, that have been heretofore delivered to CGA.

Participants B, C, and D agree to deliver a certificate relating to their being current in respect of tax and health insurance/social security payments within 15 business days of the closing date of their fiscal year.

The Participants agree to inform CGA of any change that occurs in ownership of their share capital, whether in connection with a change relating to the breakdown of ownership of the subsidiaries that are Participants between or among companies controlled, directly or indirectly, by Superior Essex Inc. (the “SUPERIOR ESSEX Group”) or in connection with a sale or transfer of shares in the share capital of the Participants to one (or more) companies outside the SUPERIOR ESSEX Group.

ARTICLE 7 – EFFECTIVE DATE

All other provisions of the Agreement for Assignment of Receivables shall remain unchanged and shall apply to Participant D.

This Amendment shall be, and become, effective on

The effectiveness of this Agreement shall be subject to the following condition precedent:

•      proof of ownership of Participant D’s share capital, directly or indirectly, by ESSEX NEXANS EUROPE

THE COMPANY(1)	CGA

THE PARTICIPANTS(2)

ESSEX NEXANS	ESSEX NEXANS L+K GmbH

ESSEX NEXANS UK	INVEX SpA

(1)  Corporate seal and title or authority of person signing.

(2)  Corporate seal and title or authority of person signing.